EXHIBIT 99.3

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF DECEMBER 31, 2020

AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Pro Forma Condensed Combined Financial Statements

On September 30, 2021, Greenwave Technology Solutions, Inc. (the “Company” or “Greenwave”) formerly known as MassRoots, Inc. entered into an agreement and plan of merger (the “Merger Agreement”) with Empire Merger Corp., a Delaware corporation (“Merger Sub”), Empire Services, Inc., a Virginia corporation (“Empire”), and Danny Meeks, the sole shareholder of Empire (the “Stockholder”), to acquire Empire.

Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Empire (the “Merger”), with Empire as the surviving corporation (the “Surviving Corporation”). The Merger was consummated upon the filing of a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the State Corporation Commission of Virginia on October 1, 2021.

The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the Acquisition. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical consolidated balance sheets of Greenwave and Empire, giving effect to the Acquisition as if it had been completed on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 combine the historical consolidated income statements of Greenwave and Empire, giving effect to the Acquisition as if it had been completed on January 1, 2020.

These unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with the accompanying notes as well as the historical audited consolidated financial statements of both Greenwave and Empire as of and for the year ended December 31, 2020, which are incorporated by reference.

The unaudited pro forma condensed combined financial information is provided for illustrative and information purposes only and is not intended to represent or necessarily be indicative of the combined company’s results of operations or financial condition had the Acquisition been completed on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not include any expected cost savings or operating synergies, which may be realized subsequent to the combination, or the impact of any non-recurring activity and one-time transaction-related or integration-related items. Moreover, the pro forma adjustments represent best estimates based upon the information available to date and are preliminary and subject to change after more detailed information is obtained.

Empire and Greenwave Technology Solutions, Inc.

Unaudited Proforma Combined Balance Sheet

as of September 30, 2021

			Transaction		Other
	Historical	Historical	Accounting		Transaction	Pro Forma
	Greenwave	Empire	Adjustments		Adjustments	Combined
	(As Restated)
ASSETS
Current assets:
Cash	$1,082	$141,027	$-		$-	$142,109
Deposits	-	1,150	-		-	$1,150
Total current assets	1,082	142,177	-		-	143,259

Equipment - net of accumulated depreciation	-	3,224,377	-		-	3,224,377
Operating lease right of use assets	-	3,551,700	-		-	3,551,700
Finance lease right of use assets	-	34,261	-		-	34,261
Due from a related party	-	1,515,778	(1,515,778	)(A)	-	-
Licenses	-	-	10,000,000	(B)	-	10.000,000
Customer base	-	-	5,000,000	(B)	-	5,000,000
Intellectual property	-	-	2,500,000	(B)	-	2,500,000
Goodwill	-	-	11,548,753	(B)	-	11,548,753
Total assets	$1,082	$8,468,293	$27,532,975		$-	$36,002,350

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$4,242,821	$845,349	$-		$-	$5,088,170
Advances	122,000	4,072,799	(25,000	)(A)	-	4,169,799
Accrued payroll and related expense	4,037,298	-	-		-	4,037,298
Deferred revenue	25,000	-	-		-	25,000
Finance lease, current portion	-	7,800	-		-	7,800
Operating lease liability, current portion	-	1,815,069	-		-	1,815,069
Notes payable, current portion	1,760,082	1,953,981	(1,490,778	)(A)	-	2,223,285
Convertible notes payable	3,063,970	-	-		-	3,063,970
Derivative liabilities	4,289,634	-	-		-	4,289,634
Environmental remediation liability	-	71,017	-		-	71,017
Total current liabilities	17,540,805	8,766,015	(1,515,778)		-	24,791,042

Related party notes payable	-	-	4,700,000	(C)	-	4,700,000
Operating lease liability, net current portion	-	1,887,500	-		-	1,887,500
Finance lease liability, net current portion	-	18,850	-		-	18,850
PPP note payable	-	535,880	-		-	535,880
EIDL note payable	-	470,756	-		-	470,756
Notes payable, net of debt discounts and current portion	128,364	2,724,045	-		-	2,852,409
Total liabilities	17,669,169	14,403,046	3,184,222		-	35,256,437

Commitments and contingencies (See Note 7)

Shareholders’ deficit:
Preferred stock - 10,000,000 shares authorized:
Preferred stock - Series X, $0.001 par value, $20,000 stated valued, 100 shares authorized; 26.05 shares issued and outstanding	-	-	-		-	-
Preferred stock - Series Y, $0.001 par value, $20,000 stated valued, 1,000 shares authorized; 720.515674 shares issued and outstanding	1	-	-		-	1
Preferred stock - Series Z, $0.001 par value, $20,000 stated value, 500 shares authorized; 500 and 0 shares issued; 0 and 0 shares outstanding, and 500 and 0 to be issued, respectively	1	-				1
Preferred stock - Series C, $0.001 par value, $20,000 stated valued, 1,000 shares authorized; 1,000 shares issued and outstanding	1	-	-		-	1
Preferred stock - Series A, $0.001 par value, 6,000 shares authorized; 6,000 shares issued and outstanding	-	-	-		-	-
Preferred stock - Series B, $0.001 par value, 2,000 shares authorized; 2,000 shares issued and outstanding	-	-	-		-	-
Common stock, 500,000,000 shares authorized; 499,871,337 shares issued and outstanding	499,871	1,000	494,000	(D)	-	994,871
Common stock to be issued, 906,373,564 shares	906,374	-	-		-	906,374
Additional paid in capital	306,046,151	2,417,778	15,501,222	(D)	-	323,965,151
Accumulated deficit	(325,120,486)	(8,353,531)	8,353,531	(E)	-	(325,120,486)
Total shareholders’ deficit	(17,668,087)	(5,934,753)	24,348,753		-	745,913
Total liabilities and shareholders’ deficit	$1,082	$8,468,293	$27,532,975		$-	$36,002,350

The accompanying notes are an integral part of these condensed consolidated financial statements.

Empire and Greenwave Technology Solutions, Inc.

Unaudited Proforma Combined Statement of Operating Statement

For the nine months ended September 30, 2021

			Transaction		Other
	Historical	Historical	Accounting		Transaction	Pro Forma
	Greenwave	Empire	Adjustments		Adjustments	Combined
	(As Restated)

Revenues	$1,660	$19,657,726	$-		$-	$19,659,386
Cost of revenues	297	10,656,628	-		-	10,656,925
Gross Profit	1,363	9,001,098	-		-	9,002,461

Operating Expenses:
Advertising	18,125	-	-		-	18,125
Rent, utilities, and property maintenance	-	1,689,544	-		-	1,689,544
Consulting, accounting, and legal	-	165,792	-		-	165,792
Payroll and related expense	225,603	2,242,961	-		-	2,468,564
Depreciation expense	-	347,554	-		-	347,554
Environmental remediation expense	-	6,850	-		-	6,850
Hauling and equipment maintenance	-	952,163	-		-	952,163
Other general and administrative expenses	953,927	563,902	-		-	1,517,829
Total Operating Expenses	1,197,655	5,968,766	-		-	7,166,421

Profit (Loss) From Operations	(1,196,292)	3,032,332	-		-	1,836,040

Other Income (Expense):
Interest income (expense)	(2,159,564)	(1,122,610)	(282,000	)(P)	-	(3,564,174)
Change in derivative liability for authorized shares shortfall	(159,633,797)	-	-		-	(159,633,797)
Change in fair value of derivative liabilities	300,885	-	-		-	300,885
Gain (loss) on conversion of convertible notes	(880)	-	-		-	(880)
Gain on settlement of convertible notes payable and accrued interest, warrants and accounts payable in exchange for Series Y Preferred shares	173,361,276	-	-			173,361,276
Gain on forgiveness of debt	192,521	548,218	-		-	740,739
Amortization of intangible assets	-	-	(1,500,000	)(O)	-	(1,500,000)
Total Other Income (Expense)	12,060,441	(574,392)	(1,782,000)		-	9,704,049

Net Income (Loss) Before Income Taxes	10,864,149	2,457,940	(1,782,000)		-	11,540,089

Provision for Income Taxes (Benefit)	-	-	-		-	-

Net Income (Loss)	10,864,149	2,457,940	(1,782,000)		-	11,540,089

Deemed dividend resulting from amortization of preferred stock discount	(34,798,923)	-	-		-	(34,798,923)

Net Income (Loss) Available to Common Stockholders	$(23,934,774)	$2,457,940	$(1,782,000)		$-	$(23,258,834)

Net Income (Loss) per Common Share:
Basic	$(0.02)					$(0.01)
Diluted	$(0.02)					$(0.01)

Weighted Average Common Shares Outstanding:
Basic	1,405,511,082		495,000,000	(d)	-	1,900,511,082
Diluted	1,405,511,082		495,000,000	(d)	-	1,900,511,082

The accompanying notes are an integral part of these condensed consolidated financial statements.

Empire and Greenwave Technology Solutions, Inc.

Unaudited Proforma Combined Statement of Operating Statement

For the year ended December 31, 2020

			Transaction		Other
	Historical	Historical	Accounting		Transaction	Pro Forma
	Greenwave	Empire	Adjustments		Adjustments	Combined

Revenues	$6,964	$12,956,728	$-		$-	$12,963,692
Cost of revenues	1,283	6,879,413	-		-	6,880,696
Gross Profit	5,681	6,077,315	-		-	6,082,996

Operating Expenses:
Rent, utilities, and property maintenance	-	2,374,860	-		-	2,374,860
Consulting, accounting, and legal	-	295,364	-		-	295,364
Payroll and related expense	303,850	2,405,871	-		-	2,709,721
Depreciation expense	-	382,244	-		-	382,244
Hauling and equipment maintenance	-	2,043,551	-		-	2,043,551
Other general and administrative expenses	862,042	1,038,708	-		-	1,900,750
Total Operating Expenses	1,165,892	8,540,598	-		-	9,706,490

Profit (Loss) From Operations	(1,160,211)	(2,463,283)	-		-	(3,623,494)

Other Income (Expense):
Interest income (expense)	(5,139,321)	(1,328,527)	(376,000	)(P)	-	(6,843,848)
Change in derivative liability for authorized shares shortfall	(170,319,590)	-	-		-	(170,319,590)
Change in fair value of derivative liabilities	(451,351)	-	-		-	(451,351)
Gain (loss) on conversion of convertible notes	882	-	-		-	882
Gain on settlement of convertible notes payable and accrued interest, warrants and accounts payable in exchange for Series Y Preferred shares	162,109,131	-	-		-	162,109,131
Gain on forgiveness of debt	250,000	-	-		-	250,000
Gain of settlement of debt	-	19,440	-		-	19,440
Amortization of intangible assets	-	-	(2,000,000	)(O)		(2,000,000)
Other income	-	23,000	-		-	23,000
Total Other Income (Expense)	(13,550,249)	(1,286,087)	(2,376,000)		-	(17,212,336)

Net Income (Loss) Before Income Taxes	(14,710,460)	(3,749,370)	(2,376,000)		-	(20,835,830)

Provision for Income Taxes (Benefit)	-	-	-		-	-

Net Income (Loss)	(14,710,460)	(3,749,370)	(2,376,000)		-	(20,835,830)

Deemed dividend resulting from amortization of preferred stock discount	(1,074,539)	-	-		-	(1,074,539)
Deemed dividend from warrant price protection	(95,838,488)	-	-		-	(95,838,488)

Net Income (Loss) Available to Common Stockholders	$(111,623,487)	$(3,749,370)	$(2,376,000)		$-	$(117,748,857)

Net Income (Loss) per Common Share:
Basic	$(0.08)					$(0.07)
Diluted	$(0.08)					$(0.07)

Weighted Average Common Shares Outstanding:
Basic	1,390,934,274		495,000,000	(d)	-	1,885,934,274
Diluted	1,390,934,274		495,000,000	(d)	-	1,885,934,274

The accompanying notes are an integral part of these condensed consolidated financial statements.

Greenwave Technology Solutions, Inc. and Empire

Notes to the unaudited pro forma combined financial information

Note 1 — Description of the Acquisition

On September 30, 2021, Greenwave Technology Solutions, Inc. (the “Company” or “Greenwave”) entered into an agreement and plan of merger (the “Merger Agreement”) with Empire Merger Corp., a Delaware corporation (“Merger Sub”), Empire Services, Inc., a Virginia corporation (“Empire”), and Danny Meeks, the sole shareholder of Empire (the “Stockholder”), to acquire Empire.

Empire, a company headquartered in Virginia, operates 11 metal recycling facilities in Virginia and North Carolina, where it collects, classifies and processes raw scrap metals (ferrous and nonferrous) for recycling, such as iron, steel, aluminum, copper, lead, stainless steel and zinc. Empire’s business consists of purchasing scrap metals from retail customers, municipal governments and large corporations, and selling both processed and unprocessed scrap metals to steel mills and others purchasers across the country. Empire utilizes technology to create operating efficiencies and competitive advantages over other scrap metal recyclers. As of October 2021, Empire has 73 employees.

Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Empire (the “Merger”), with Empire as the surviving corporation (the “Surviving Corporation”). The Merger became effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware on September 30, 2021 and articles of merger with the with the State Corporation Commission of Virginia.

At the effective time of the Merger (the “Effective Time”), each share of Empire’s common stock held by the Stockholder was converted into the right to receive consideration consisting of: (i) a number of newly-issued restricted shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) resulting in the Stockholder holding an aggregate of 495,000,000 shares of Common Stock at and as of the Effective Time (the “Merger Share Consideration”), (ii) within 3 business days of the closing of the Company’s next capital raise, repayment of a $1 million advance made to purchase Empire’s Virginia Beach location and (iii) a promissory note in the principal amount of $3.7 million with a maturity date of September 30, 2023.

The Merger Agreement contains representations, warranties and covenants customary for transactions of this type. Investors in, and security holders of, the Company should not rely on the representations and warranties as characterizations of the actual state of facts since they were made only as of the date of the Empire Acquisition Agreement. Moreover, information concerning the subject matter of such representation and warranties may change after the date of the Empire Acquisition Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Note 2 — Basis of Presentation

The following unaudited pro forma condensed combined financial information of the combined company is presented to illustrate the proposed effects of the Acquisition. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by Securities and Exchange Commission (“SEC”) Final Rule Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The combined company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the Acquisition involving Greenwave and Empire under the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, with Greenwave treated as the accounting acquirer. Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of Empire are recognized and measured as of the acquisition date at fair value, defined in ASC 820, Fair Value Measurement, and added to those of Greenwave which are based on its respective historical financial information.

ASC 820 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to the Company in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, the Company may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect the intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that others, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Management has made significant estimates and assumptions in its determination of the Transaction Accounting Adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded might differ materially from the information presented.

Upon consummation of the Acquisition, a final determination of the fair value of Empire’s assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the Company’s statement of operations following the consummation of the Acquisition. The final consideration allocation may be materially different than the preliminary allocation presented in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for illustrative and information purposes only and is not intended to represent or necessarily be indicative of the combined company’s results of operations or financial condition had the Acquisition been completed on the dates indicated, nor do they purport to project Company’s results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not include any expected cost savings or operating synergies, which may be realized subsequent to the combination or the impact of any non-recurring activity and one-time transaction-related or integration-related items. Moreover, the pro forma adjustments represent best estimates based upon the information available to date and are preliminary and subject to change after more detailed information is obtained.

Note 3 — Accounting Policies and Reclassification Adjustments

The Company has not identified all adjustments necessary to conform Empire’s accounting policies to Greenwave’s accounting policies. Upon consummation of the Acquisition, or as more information becomes available, the Company will perform a more detailed review of Empire’s accounting policies. Upon consummation of the Acquisition, the Company will perform a comprehensive review of its accounting policies. The Company may, as a result, identify additional differences between the accounting policies of the two companies which, when conformed, could have a material impact on the combined consolidated financial statements.

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of Empire are recognized and measured as of the acquisition date at fair value and added to those of Greenwave. The determination of fair value used in the pro forma adjustments are presented herein.

Note 4 — Acquisition Consideration

The accompanying unaudited pro forma condensed combined financial statements reflect a purchase price of approximately $23,114,000 (the “Acquisition Consideration”) comprised of the following:

Purchase Price:	Fair Value
Stock (MSRT Common Shares)	$18,414,000
Promissory Note ($3.7M)	3,700,000
Promissory Note ($1M)	1,000,000
Total Purchase Price	$23,114,000

Note 5 — Purchase Price Allocation

Greenwave has performed a preliminary allocation of the Acquisition Consideration to the identifiable assets acquired and liabilities assumed of Empire. Using the total Acquisition Consideration for the Acquisition, the Company has valued the allocations to such assets and liabilities. The purchase price allocation is based on financial information of Empire as of the closing date which represents the best information available to management at the time of this filing.

The following table summarizes the allocation of the estimated preliminary Acquisition Consideration:

Fair Value
Assets acquired
Cash and cash equivalents	$141,027
Deposits	1,150
Notes receivable – related party	1,515,778
Property and equipment, net	3,224,337
Other assets	3,585,961
Total assets acquired	8,468,293

Liabilities assumed
Accounts payable	(845,349)
Advances	(4,072,799)
Environmental remediation liabilities	(71,017)
Note payable	(5,684,662)
Other liabilities	(3,729,219)
Total liabilities assumed	(14,403,046)
Net tangible liabilities	$(5,934,753)

Intangible Assets Acquired
Licenses	10,000,000
Intellectual Property	2,500,000
Customer Base	5,000,000
Goodwill (1)	11,548,753
Total Intangible Assets Acquired	$29,048,753
Purchase price allocated	$23,114,000

(1)	Goodwill represents the excess of Acquisition Consideration over the fair value of the underlying net assets acquired. In accordance with ASC 350, Goodwill and Other Intangible Assets, goodwill will not be amortized but rather subject to annual impairment test, absent any indicators of impairment. Goodwill recorded in the Acquisitions is not expected to be deductible for tax purposes. Greenwave management is still in the process of valuing any identifiable intangible assets, to which the valuation may impact the final goodwill amount.

This purchase price allocation has been used to prepare the Transaction Accounting Adjustments in the condensed combined pro forma balance sheet and statements of operations and is described in more detail in the explanatory notes in Note 6 — Pro Forma Adjustments.

Note 6 — Pro Forma Adjustments

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

(A)	Represents the elimination of inter-company loans and interest from Empire to Greenwave.

(B)	The fair value of intangible assets acquired from Empire upon acquisition

(C)	Represents the fair value of the $3,700,000 and $1,000,000 notes payable issued to Danny Meeks upon acquisition.

(D)	Represents the (i) $18,414,000 fair value of the 495,000,000 shares of Common Stock issued to the owner of Empire upon acquisition, less the (ii) close out of Empire’s net intangible assets of $29,048,753.

(E)	Adjustment to eliminate Empire’s historical accumulated deficit

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(O)	The intangible assets acquired in the acquisition are amortized as follows:

		Nine Months	One Year
	Life (in years)	Expense
Licenses	10	750,000	1,000,000
Intellectual Property	5	375,000	500,000
Customer Base	10	375,000	500,000
		1,500,000	2,000,000

(P)	Represents interest expense on note payable issued upon acquisition